UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement          [   ]Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[ x ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12




                               ATHANOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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Notes:

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                               ATHANOR GROUP, INC.
                           921 East California Street
                            Ontario, California 91761
                                 (909) 467-1205
--------------------------------------------------------------------------------



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3 , 2002

--------------------------------------------------------------------------------


To the Shareholders of ATHANOR GROUP, INC.


         You are cordially invited to attend the Annual Meeting of Shareholders of Athanor Group, Inc., a California corporation (the "Company"), that will be held on May 3, 2002 at Athanor Group, Inc, 921 East California Street, Ontario, California at 11:00 a.m. to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

         1. To elect a board of five (5) directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify;

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Shareholders of record of the Company's Common Stock at the close of business on March 20, 2002, the Record Date fixed by the Board, are entitled to notice of and to vote at, the Meeting.

         THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED.

                                         By order of the Board of Directors




                                         Duane L. Femrite
                                         President


Ontario, California
April 3, 2002

                               ATHANOR GROUP, INC.
                           921 East California Street
                            Ontario, California 91761
                                 (909) 467-1205

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

           Approximate Date Proxy Material First Sent To Shareholders:

                                  April 3, 2002


--------------------------------------------------------------------------------


         The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Athanor Group, Inc. (the "Company") to be held on May 3, 2002, and any adjournment or adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.




                     SOLICITATION AND REVOCATION OF PROXIES


         A form of proxy is being furnished by the Company to each common shareholder, and, in each case, is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting material to their principals. Members of the management of the Company may solicit some shareholders in person, or by telephone, or by telegraph, following solicitations of this Proxy Statement, but will not be separately compensated for such solicitation services.


         Proxies duly executed and returned by common shareholders and received by the Company before the Meeting and not revoked will be voted: FOR the election of all five (5) of the nominee-directors specified herein unless contrary choices are specified. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of the Company.

         If any shareholder gives notice at the Meeting prior to commencement of voting that the shareholder intends to cumulate his or her votes, then the directors shall be elected by the cumulative voting method. In such event, the shareholders shall have the right to cast that number of votes equal to the number of shares which they hold multiplied by the number of directors to be elected by them; i.e., for the purpose of this election, five votes for each share. Each shareholder may cast the whole number of votes for one candidate, or distribute them among two or more candidates. The persons named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

         Your execution of the enclosed proxy will not affect your rights as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (a) a later-dated proxy,
(b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.




                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         The Company had outstanding 696,036 shares of common stock (the "Common Stock") as of the close of business on March 20, 2002 (the "Record Date"). Only holders of Common stock of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held by him/her, except that in the selection of directors, each holder of Common Stock has cumulative voting rights. Voting on all matters, other than election of directors, submitted for approval by the shareholders at the Meeting will be on a noncumulative basis.

         There are no other classes of voting securities of the Company other than the Common Stock. Representation at the Meeting by the holders of the majority of the outstanding shares of Common Stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

         The following table sets forth, as of December 31, 2001, information concerning: (a) beneficial ownership of voting securities of the Company by persons who are known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (b) beneficial ownership of voting securities of the Company by each director, nominee for director, and by all directors and officers as a group; and (c) the percentage of the total votes held by each person or group described in subparagraphs (a) and (b) immediately above.


                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                       AMOUNT AND PERCENTAGE OF
                                                          BENEFICIAL OWNERSHIP
                                                     ---------------------------
  Title                Name and Address of            Number of     Percent of
of Class                Beneficial Owner                 Shares       Class
--------------------------------------------------------------------------------

Common            Gregory J. Edwards (3)                   15,500         2.20%
Stock             2208 Faircloud Lane
                  Edmond, Oklahoma  73034

Common            Duane L. Femrite (3)                    115,150        16.11%
Stock             921 East California Avenue
                  Ontario, California  91761

Common            Edmund R. Knauf, Jr. (3)                 43,800          6.2%
Stock             209 Huron Avenue
                  Sheboygan, Wisconsin 53081

Common            Richard A. Krause (2) (3)               153,400        21.27%
Stock             921 East California Avenue
                  Ontario, California  91761

Common            Robert W. Miller (1) (3)                112,750        15.92%
Stock             921 East California Avenue
                  Ontario, California  91761

Common            Earl L. Yager (3)                         1,000          .14%
Stock             21622 Plummer Street
                  Chatsworth, California  91311

Common            All Officers and Directors              385,800        50.30%
Stock             as a Group (5 persons) (3)


-----------------------------
  (Footnotes on next page)

         All shares are owned either directly or beneficially by the owner named in the table except as otherwise indicted in a footnote below.

         Percentages of class are based on the number of shares of Common Stock outstanding on December 31, 2001. There were 696,036 shares of Common Stock outstanding on December 31, 2001.

         None of the officers or directors of the Company, except as noted in footnote three below, has options to acquire any shares of Common Stock of the Company. Messrs. Femrite, Knauf, Krause and Miller are the only persons known to the Company to beneficially own more than five percent (5%) of its Common Stock.

         The Company knows of no contractual arrangements that may at a subsequent date result in a change in control of the Company.

-----------------------------
         (Footnotes)

(1) Includes 12,000 shares of Common Stock owned by the Robert L. Miller Trust and these shares will be transferred to Mr. Robert W. Miller in April 2002. Mr. Robert W. Miller currently controls voting rights to these shares.

(2) Includes 128,400 shares of Common Stock owned by The Krause Family Irrevocable Trust.

(3) Includes shares of common stock that can be acquired by exercise of vested and exercisable stock options within 60 days of December 31, 2001, as follows: Gregory J. Edwards - 7,500 shares, Duane L. Femrite - 18,750 shares, Edmund R. Knauf, Jr. - 5,000 shares, Richard A. Krause - 25,000 shares, Robert W. Miller - 18,750 shares; Earl L. Yager - 1,000 shares, all Officers and Directors as a group - 71,000 shares.





                      NOMINATION AND ELECTION OF DIRECTORS


         The Company's directors are to be elected at each annual meeting of shareholders. The Company's Bylaws authorize between three (3) and seven (7) directors, the exact amount to be determined by the Board. At this Meeting FIVE
(5) directors, making up the entire membership of the Board of the Company, are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting are set forth in the table below and are all recommended by management of the Company. Each of the nominees has consented to serve as a director if elected.

         In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board.

         The FIVE nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Subject to certain exceptions specified below, holders of Common Stock of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes as determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes as they so determine for one person or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his/her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board. Accordingly, the person named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

         The following tables list the nominees for election as directors and shows certain information concerning each nominee, including the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by such nominee as of the Record Date:

                             Principal                                Director
    Name                    Occupation                    Age          Since
--------------------------------------------------------------------------------

Gregory J. Edwards      Director                          58           1990

Duane L. Femrite        President, Chief Executive        57           1985
                        Officer, Chief Financial
                        Officer of the Company

Richard A. Krause       Vice President of the Company,    66           1992
                        President, Alger Manufacturing
                        Company, Inc.

Robert W. Miller        Chairman of the Board,            59           1976
                        Secretary of the Company

Earl L. Yager           Director                          56           2001

================================================================================


                              Number of Shares                  Percent
                                      of                           of
     Nominee (1)             Common Stock (2)(5)                 Class
--------------------------------------------------------------------------------

 Gregory J. Edwards                  15,500                        2.20%

 Duane L. Femrite                   115,150                       16.11%

 Richard A. Krause                  153,400  (4)                  21.27%

 Robert W. Miller                   112,750  (3)                  15.92%

 Earl L. Yager                        1,000                         .14%

================================================================================
         (Footnotes on next  page)

 ______________________
         (Footnotes)


   (1) The Company has a nominating committee for directors of the Board. Management's nominees for election as directors at the Meeting were recommended by the Nominating Committee and approved by the Board of the Company.

   (2) All shares are owned directly by the director named in the table except as otherwise indicated in a footnote below.

   (3) Includes 12,000 shares of Common Stock owned by the Robert L. Miller Trust and these shares will be transferred to Mr. Robert W. Miller in April 2002. Mr. Robert W. Miller currently controls voting rights to these shares.

   (4) Includes 128,400 shares of Common Stock owned by The Krause Family Irrevocable Trust.

   (5) Includes shares of common stock that can be acquired by exercise of vested and exercisable stock options within 60 days of December 31, 2001, as follows: Gregory J. Edwards - 7,500 shares, Duane L. Femrite - 18,750 shares, Richard A. Krause - 25,000 shares, Robert W. Miller - 18,750 shares; Earl L. Yager - 1,000 shares, all Officers and Directors as a group - 71,000 shares.



         Listed below are descriptions of the business experience for at least the past five years for each director and officer listed in the preceding table. Unless otherwise described below, none of the following persons (i) is related in any way, or (ii) has been involved in certain legal proceedings in the past five years.

GREGORY J. EDWARDS      Chairman and Chief  Executive  Officer of CASS Holdings,
                        L.L.C. ("CASS") since January 1993. CASS owns several manufacturing and service companies: CASS Polymers, Inc.
                        (a subsidiary of CASS) owns Ad-Tech Plastic Systems
                        Corp., a producer of polymer systems for the aerospace, automotive, construction and marine industries and owns
                        Milamar Coatings, L.L.C., a producer of epoxy coating products used in the industrial and commercial seamless floor coating business; CASS Services, L.L.C., a government contractor involved with surface preparation and re-coating for U.S. Naval ships and portable landing mats; CASS Financial, L. L. C., an equipment leasing company. Between July 1991 and January 1993, Mr. Edwards was self-employed as a financial consultant and investor. Previously, he was an investment banker with Stephens, Inc. of Little Rock, Arkansas from mid-1990 to
                        July 1991.

DUANE L. FEMRITE        President, Chief Executive Officer of the Company  since
                        October 2001, Co-Chief Executive Officer of the Company
                        May 1999 to October 2001, Chief Executive Officer from
                        April 1995 to May 1999, and Chief Financial Officer since December 1982. Director of the Company since
                        December 1985. Mr. Femrite is a Certified Public
                        Accountant.

RICHARD A. KRAUSE       Director and Vice President of the Company since
                        December 1992. President and Chief Operating Officer of
                        Alger Manufacturing Company, Inc. since 1987.

ROBERT W. MILLER        Chairman of the Board since 1976. Chief Executive
                        Officer of the Company from 1976 to April 1995, Co-Chief
                        Executive Officer from May 1999 to October 2001,
                        Corporate Secretary since April 1995. Director of Core
                        Software Technology from September 1991 to April 1998 and September 1999 to present. Director of HealthCove.Com, Inc. from April 1995 to present.

EARL L. YAGER           Director since 2001. Chief Operating Officer since 2000,
                        Executive Vice President since 1999, Chief Financial
                        Officer since 1995, Secretary and director since 1988 of Chad Therapeutics a developer, manufacturer, and marketer of medical devices that furnish supplementary oxygen to home health care patients.

         Directors of the Company are elected annually. The present term of office of each director will expire at the next annual meeting of shareholders of the Company or at such time as his successor is duly elected and qualifies.



                          TRANSACTIONS WITH MANAGEMENT


         The Company is a shareholder of Core Software Technology, a California corporation ("Core") (WWW.CORESW.COM), owning 553,983 shares of the issued and outstanding common stock of Core, representing approximately 10% of the issued and outstanding shares of Core's capital stock (assuming the options to purchase additional shares of the capital stock of Core owned by the Company and others are not exercised). The Company also has 535,327 options and warrants at exercise prices of $3-$5 per share to purchase additional shares of common stock of Core, representing approximately 4% of the outstanding options and warrants.

         Core is the leader in geospatial data management software through its TerraSoar(TM) software that enables providers and developers of geospatial data to easily make their archives available for network-based searches and distribution. TerraSoar(TM) provides organization and data access management of geospatial data direct to your desktop via any popular Web browser. This data can be accessed from any computer: your own, across the hall, or across the world. Adding databases to TerraSoar(TM) is as easy as writing a paragraph -- no programming required. TerraSoar(TM) queries multiple, distributed databases with a new, customizable map-based visual search. The software is used in Core's ImageNet service, which provides intuitive, user-friendly Internet access to numerous sources of geospatial information. It is so versatile, you can use it to distribute other data sets: medical imagery, stock photography and video clips.

         Core, through its subsidiary ImageNet (WWW.IMAGENET.COM), is the largest source on the Internet to search, browse, and retrieve Earth images and related, geospatial information. The user can simultaneously access numerous databases across the world.

         Core is a co-founding partner in ImageSat International, N.V. (ISI), (WWW.IMAGESATINTL.COM). ISI plans to build eight high-performance, low-cost, light, agile, low earth-orbiting (LEO) satellites. ISI's constellation of satellites will provide the most frequent daily visit capabilities. On December 5, 2000, ISI announced it had successfully launched an EROS A1 satellite from the Russian Cosmodrome in Svobodni, Siberia. The 250kgs satellite was launched into a sun-synchronous (polar) orbit at 480 kms above the earth. ISI has a network of fourteen Acquisition, Archiving, and Distribution (ADD) ground receiving stations around the world. These ground receiving stations have implemented a unique receiving system and are linked to ImageNet. ISI, through ImageNet, commenced sale of the satellite data in the first quarter of 2001.

         The Company had made outstanding loans in the principal amount of $685,622 to Core through October 31, 1999. All but $35,000 of the outstanding balance had been reserved. In 1999 Core and the Company reached a forbearance agreement on all outstanding loans, wherein Core would pay off 60% of outstanding debt, and the remaining 40% would be converted to equity. During fiscal 2000 Core repaid $431,430 of principal and interest. A final payment of $89,465 was received in November 2000. In accordance with the terms of the Forbearance Agreement, the balance of the outstanding loans of $274,248 was converted into common stock of Core at $3 per share or 91,416 shares.

         Mr. Miller entered into a consulting agreement with Core and assigned the consulting fees to R&D Financial (R&D), a California general partnership of which Messrs. Miller and Femrite are the general partners. The consulting agreement began on January 1, 1995 and ended July 31, 1998, wherein Mr. Miller agreed to provide services to Core relating to financial, investor, capital raising, litigation, and general business matters arising out of Core's on-going restructuring, recapitalization, and financing efforts. As of October 31, 2001, Core owes $46,700 to R&D in connection with said consulting agreement. R&D was paid a total of $97,525 during fiscal 2001.

         Mr. Miller, a co-founder of Core, served as Secretary and Director of Core from September 1991 to April 1998 and Director from May 1999 to present. Mr. Miller has assigned the right to receive any fees earned as a Director of Core, through June 1, 2000, to R&D. During 2001, R&D received $25,500 in Director fees from Core. Mr. Miller has a beneficial ownership interest in 8,813 shares of the common stock of Core as well as options and warrants to purchase 54,310 shares of the common stock of Core at exercise prices ranging from $3 to $8.25 per share. Mr. Femrite has a beneficial ownership interest in 33,347 additional shares of the common stock of Core as well as options to purchase 3,697 shares of the common stock of Core at $5.50 per share. The above beneficial stock ownership takes into account stock that was previously owned by R&D.

         The Company has made equity investments totaling $221,000 ($35,000 during fiscal 2001), as a limited partner, in California South Pacific Investors
(CSPI) (WWW.SIRATECHNOLOGIES.COM) a California Limited Partnership. CSPI, through its wholly owned companies, has developed and patented biochemical product-identifying barcodes for detecting harmful bacterial pathogens in meats, poultry and dairy products. CSPI is a development stage company with no revenues or earnings. Mr. Femrite is one of five General Partners in CSPI. Messrs. Femrite and Miller have an agreement whereby they share, on an equal basis, income derived from Mr. Femrite's General Partner interest. During fiscal 2001 Messrs. Femrite and Miller did not receive any income from CSPI. Messrs. Femrite, Krause and Miller, as individuals, are Limited Partners in CSPI with an aggregate investment of approximately $185,000.

         The Company made equity investments totaling $200,000 and loans totaling $38,500 ($6,000 in 2001) in Fluid Light Technologies ("FLT"), between 1998 and 2001. FLT is a development stage company in the business of developing, manufacturing and marketing systems to control the motion or flow of light through neon glass tubes. FLT made a product rollout in late fall of 1999 and began selling their products in early 2000. The company experienced resistance in the marketplace due to the change in technology and increased costs. FLT attempted to raise additional equity and debt but was unsuccessful. In April 2001, the Company wrote off the entire investment and loan balance of $238,500, after the President of FLT issued a notification that FLT was closing its offices and attempting to sell its technology. As of October 31, 2001, FLT has been unsuccessful in its attempts to sell the technology and indicates it has no current prospects. The Company owns 512,597 shares of Preferred Stock representing an ownership interest of approximately 5.8%. Mr. Miller is a director of FLT.

         The Company has made loans of $115,000 and $50,000 to HealthCove.Com, Inc. ("HCC") (WWW.HEALTHCOVE.COM) in 2000 and 2001 respectively. The Company has received 43,203 shares of common stock in HCC, as penalties, for loan and interest payments in arrears. HCC is a development stage company involved in the development and marketing of a national discount healthcare benefits program. Robert Miller, a co-founder of HCC, and Gregory Edwards are directors of HCC. Messrs. Edwards, Femrite, Krause and Miller, as individuals, have collectively made loans to HCC totaling $102,700 and have received 37,200 shares of common stock in HCC, as penalties, for loan and interest payments in arrears. Additionally, Mr. Miller has accrued director's fees of $45,000 in connection with his role as a member of the board of directors of HCC. These fees, when and if paid, will be shared equally with Mr. Femrite. Messrs. Femrite and Miller also share royalties payable to them by HCC in connection with the sale of HCC's products. Finally, Messrs. Femrite and Miller own, jointly, 48,000 shares of the common stock of HCC.

         Mr. Miller is the Chairman, Chief Executive Officer ("CEO") and a director of One Card International, Inc. ("0CI"). 0CI has licensed certain technology to HCC for which 0CI receives royalty payments from HCC. As the CEO of 0CI, Mr. Miller votes 167,000 shares of common stock of HCC, which is owned by 0CI. Mr. Miller has accrued salaries of $372,000 plus accrued director's fees and expenses totaling $57,000 in connection with his role as an officer and director of 0CI. Mr. Femrite will share on an equal basis with Mr. Miller the foregoing compensation and fees when and if paid by 0CI.

         The Company has made loans to Mr. Miller beginning in 1995. The current loan outstanding, including principal and interest, as of October 31, 2001, is $68,270. The loan is due on April 30, 2002. The loan bears interest at the rate of 10% per annum and is secured by 20,000 shares of common stock of the registrant owned by Mr. Miller.

                     REMUNERATION OF OFFICERS AND DIRECTORS


EXECUTIVE COMPENSATION

         The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to the Company's three most highly compensated executive officers, each of whose annual salary and bonus was in excess of $100,000 and the Company's Chief Executive Officer regardless of compensation level, for services to the Company during the three fiscal years ended October 31, 2001.

                                                  SUMMARY COMPENSATION TABLE

                                                     ANNUAL                LONG TERM COMPENSATION
                                                 COMPENSATION                     AWARDS
                                                                                 SECURITIES
NAME AND PRINCIPAL                                                               UNDERLYING            ALL
----------------------------------------------------------------------------------------------------------------
      Position                       Year      Salary         Bonus              Options (2)         Other (1)
----------------------------------------------------------------------------------------------------------------
                                                  $               $                  #                  $

Duane L. Femrite                     2001         183,251             0                  0             4,250
  President, Co-Chief                2000         158,550        30,000                  0             4,000
  Executive Officer and              1999         157,243        15,000              3,750             4,000
  Chief Financial Officer

Richard A. Krause                    2001         188,555            0                  0              4,250
  Vice President and                 2000         179,727        46,659                 0              4,000
  President of Alger                 1999         169,243        24,244             10,000             4,000
  Manufacturing Co., Inc.

Robert W. Miller                     2001         183,251             0                  0                 0
  Chairman of the Board              2000         158,630        30,000                  0               352
  Co-Chief Executive Officer         1999         157,578        15,000              3,750             1,600
  Corporate Secretary


__________________
     (Footnotes)

(1) Other compensation includes contributions made to the Company's 401-K Plan. Does not include use of automobile paid for by the Company.

(2) As adjusted to reflect the Company's 1 for 2 reverse split of its shares of common stock, effective January 31, 2001.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number and value of exercised and unexercised options held by the following executive officers on October 31, 2001. None of these executive officers exercised options to purchase common stock during fiscal year 2001.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                          SHARES                              OPTIONS AT                AT FISCAL YEAR END
                        ACQUIRED ON      VALUE         FISCAL YEAR END(#)(3)                ($)(1)(2)(3)
                                                      -----------------------------   -------------------------
        NAME            EXERCISE(#)    REALIZED($)    EXERCISABLE     UNEXERCISED     EXERCISABLE   UNEXERCISED
        ----            -----------    -----------    -----------     -----------     -----------   -----------

Duane L. Femrite            0              $0             18,750                0             0              0
Richard A. Krause           0              $0             25,000                0             0              0
Robert W. Miller            0              $0             18,750                0             0              0


(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of registrant's common stock on October 31, 2001. The closing bid price of registrant's common stock on that day on the OTC Bulletin Board was $2.75. Options are in-the-money if the market value of the shares covered by the option is greater than the option exercise price. The option exercise price, on all options, exceeded the $2.75 market value on October 31, 2001.

(2)      Future exercisability is subject to a number of factors.

(3) As adjusted to reflect the Company's 1 for 2 reverse split of its shares of common stock, effective January 31, 2000.


EMPLOYMENT AGREEMENTS

         Effective January 1, 1991, the Company entered into written employment agreements with Robert W. Miller, as Chairman of the Board and Chief Executive Officer, and Duane L. Femrite, as President, Chief Operating Officer, Chief Financial Officer, and Secretary of the Company. Effective January 1, 1993, Alger entered into a written agreement with Richard A. Krause as President and Chief Operating Officer. Each of the employment agreements is identical as to its terms except for the description of the duties that each employee is to provide.

         Each agreement is for an initial term of five (5) years, renewable automatically for additional one (1) year periods unless either the employee, the Company, or Alger wishes to terminate it. The Company's Board of Directors elected not to renew the written employment agreements for Robert W. Miller and Duane L. Femrite and Alger's Board of Directors elected not to renew the written employment contract for Richard A. Krause as of December 31, 2001.

DIRECTORS' REMUNERATION

         Outside Directors are to receive an annual honorarium of $5,000 per year and $600 per meeting attended. The Board has a Nominating Committee that is charged with the responsibility of nominating a slate of candidates to serve as directors of the Company. Outside directors on the Compensation Committee, Audit Committee, and Nominating Committee receive $100 for each meeting attended when such committee meetings are held on a day that the full Board does not meet. The Audit Committee, Nominating Committee, and Compensation Committee met once in 2001.




                              SHAREHOLDER PROPOSALS

         Shareholders who wish to present proposals for action at the 2003 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals of shareholders intended to be presented at the 2003 Annual Meeting (a) must be received by the Secretary no later than December 21, 2002, for inclusion in next year's proxy statement and proxy card, and (b) must satisfy the applicable conditions established by the Securities and Exchange Commission for shareholder proposals.




      COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. To the Company's best knowledge, all the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock filed all required reports required by section 16 (a) on a timely basis.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report to shareholders for the fiscal year ended October 31, 2001 (the "Annual Report"), which includes audited financial statements and schedules thereto, is being mailed with this Proxy Statement to stockholders as of the Record Date. The Annual Report to the shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                  OTHER MATTERS

         The Management of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.




                     FORM 10-KSB AND EXHIBITS TO FORM 10-KSB

         Copies of the Company's Form 10-KSB and the exhibits to the Company's Form 10-KSB for the fiscal year ended October 31, 2001, as filed with the Securities and Exchange Commission, will be furnished to any person from whom the accompanying proxy is solicited upon written request to the Company's Secretary at Athanor Group, Inc., 921 East California Avenue, Ontario, California 91761. A copying charge of $.25 per page will be made for each page of the exhibits requested.



                       BY ORDER OF THE BOARD OF DIRECTORS






                                                     Duane L. Femrite
                                                     President

Ontario, California
April 3, 2002




         SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                          ATHANOR GROUP, INC.
                           921 East California Avenue
                            Ontario, California 91761

           THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Duane L. Femrite as Proxy, with the power to appoint his substitute and with full power to act alone, and hereby authorizes him to represent and vote as designated below, all the shares of Common Stock of Athanor Group, Inc. held of record by the undersigned on March 20, 2002 at the Annual Meeting of Shareholders to be held on May 3, 2002. If authority to vote the shares is granted by the undersigned, the shares may be voted cumulatively by the proxy holder for less than all the nominees for director.

1.  ELECTION OF DIRECTORS:
    |_|  FOR all nominees listed below         |_|  WITHHOLD AUTHORITY to vote
         (except as marked to the                   for all nominees listed
          contrary below)                           below

(INSTRUCTION: to withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

|_| Gregory J. Edwards        |_| Duane L. Femrite        |_| Richard A. Krause
|_| Robert W. Miller          |_| Earl L. Yager

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1.



                                          Dated:
                                               ---------------------------, 2002


                                          --------------------------------------
                                                         Signature


                                          --------------------------------------
                                                 Signature if held jointly


                                          Please sign exactly as name appears to
                                          the left. When shares are held by
                                          joint tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE